As filed with the Securities and Exchange Commission on July 18, 2007.
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8

                          Registration Statement Under
                           The Securities Act of 1933



                                 MM2 Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          New Jersey                                             20-2554835
 ------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


 5 REGENT STREET, SUITE 520
 LIVINGSTON, NJ                                                    07039
 ------------------------------                              -------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:            (732) 290-0019



                    MM2 Group, Inc. 2007 Stock Incentive Plan
                    -----------------------------------------
                              (Full title of Plan)

                                       and

              Genotec Nutritionals, Inc. 2007 Stock Incentive Plan
              ----------------------------------------------------
                              (Full title of Plan)

               Mark Meller, President and Chief Executive Officer
                                 MM2 Group, Inc.
                           5 Regent Street, Suite 520
                              Livingston, NJ 07039
                                 (732) 290-0019
             (Name, address, including Zip Code and telephone number
                    including area code of agent for service)

                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                                2021 O Street, NW
                              Washington, DC 20036
                                 (202) 728-2909

================================================================================

Calculation of Registration Fee

Title of each         Proposed      Proposed
class of              maximum       maximum         Amount of       Total
securities to         amount to be  offering price  aggregate       registration
be registered         registered    per unit (c)    offering price  fee
================================================================================

Class A Common Stock  15,000,000    $.03            $450,000        $13.82
================================================================================

Price calculated in accordance with Rule 457(c) of the regulations promulgated under Securities Act of 1933.

Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.





                                EXPLANATORY NOTE

         This registration statement contains two parts. Part I contains a re-offer prospectus prepared in accordance with Part I of Form S-3 in accordance with Instruction C of the General Instructions to Form S-8. The re-offer prospectus may be used for re-offers or re-sales on a continuous or delayed basis in the future of the 10,000,000 shares of Class A Common Stock issued under the MM2 Group, Inc. 2007 Stock Incentive Plan and 5,000,000 Class A Common Stock issued under the Genotec Nutritionals, Inc. 2007 Stock Incentive Plan.
Part II contains information required in this registration statement under Part II of Form S-8.

                                     PART I



              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to any recipient of a stock option or stock award in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. We will furnish without charge to any person to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to MM2 Group, Inc., 5 Regent Street, Suite 520, Livingston, NJ 07039. Our telephone number is (732) 290-0019. The re-offer prospectus follows this paragraph.

                                   PROSPECTUS

                                 MM2 Group, INC.

                    15,000,000 shares of Class A Common Stock

         The shares of MM2 Group, Inc. Class A Common Stock being offered under this prospectus are being offered by: (a) employees, independent contractors and agents of MM2 Group, Inc. and or its wholly owned subsidiaries issued to them upon the exercise of stock options or the issuance of a stock award pursuant to the MM2 Group, Inc. 2007 Stock Incentive Plan (the "Plan") and/or Genotec Nutritionals, Inc. 2007 Stock Incentive Plan (the "Genotec Plan"). Our common stock trades on the NASD Over the Counter Bulletin Board under the symbol "MMGP". On July 16, 2007 the high and low sale prices for a share of our common stock were $.03 and $.03, respectively.

         The mailing address and telephone number of our principal executive offices are: 5 Regent Street, Suite 520, Livingston, NJ 07039. Our telephone number is (732) 290-0019.

                              --------------------


                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                PLEASE SEE "RISK FACTORS" WITHIN THIS PROSPECTUS.

                              --------------------

         This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





                  The date of this prospectus is July 18, 2007

                                     SUMMARY

     This registration statement covers in the aggregate 15,000,000 shares of Class A Common Stock, no par value per share of MM2 Group, Inc. ("MM2 Group" or the "Company"). Up to 10,000,000 Class A Common Stock shares may be issued under the MM2 Group, Inc. 2007 Stock Incentive Plan (the "Plan") and up to 5,000,000 Class A Common Stock shares may be issued under the Genotec Nutritionals, Inc. 2007 Stock Incentive Plan (the "Genotec Plan"). The Board of Directors of MM2 Group approved the Plan initially on July 18, 2007 and the Genotec Plan initially on July 18, 2007.


                             DESCRIPTION OF BUSINESS

BACKGROUND OF THE COMPANY

     MM2 Group, Inc. ("MM2", or the "Company"), was incorporated in New York on March 18, 1968 under the name John DeNegris Associates, Inc. In 1974, John DeNegris Associates, Inc. changed its name to Wien Group, Inc. ("Wien (NY)"). Wien (NY) conducted a public relations business and traded in the public market until December 1991 when the corporation ceased operations. Wien (NY) remained inactive until September 1998 when it reacquired its good standing status with the State of New York. Wien (NY) did not conduct any business prior to July 2001, at which time it initiated its business of providing corporate financial advisory services to small and emerging companies that require advisory services to continue their growth within their respective industries. Wien (NY) primarily focused on the manufacturing, retail, music & entertainment, and health care industries. These services include: general corporate finance, merger and acquisition advisory services, consulting on overall corporate strategy, facilitating asset-based lending, and arranging equipment-leasing contracts.

     On September 23, 2005, Wien (NY) reincorporated in the state of New Jersey pursuant to a Plan and Agreement of Merger. Pursuant to such Plan and Agreement of Merger, Wien (NY) merged with and into its wholly owned subsidiary ("Wien
(NJ)") with Wien (NJ) being the surviving entity. Wien (NJ)'s charter provided for the authorization of Class A Common Stock (the "Wien (NJ) Class A Common"), Class B Common Stock ("Wien (NJ) Class B Common"), and Preferred Stock ("Wien
(NJ) Preferred"). Pursuant to the Plan and Agreement of Merger, each holder of Wien (NY)'s Common Stock received one share of Wien (NJ) Class A Common in exchange for each share of such holder's Common Stock.

     On October 12, 2005, Wien (NJ)'s name was changed to MM2 Group, Inc.

     On October 19, 2005, Wien (NJ) completed its previously disclosed acquisition (the "Acquisition") of all of the outstanding shares of MM2 Group, Inc., a New Jersey corporation ("OldMM2"). The Acquisition was effected pursuant to the terms of the Acquisition Agreement dated July 8, 2005 (the "Acquisition Agreement") between Wien (NY), Wien (NJ), Stephen Wien, OldMM2 and the stockholders of OldMM2 as of the date of the Acquisition Agreement. Prior to the closing of the Acquisition, certain terms and conditions of the Acquisition Agreement were amended by the parties thereto. The primary changes were to (i) allow fractional shares of Wien (NJ) to be issued in connection with the Acquisition (ii) correctly state the authorized capital stock of Wien (NJ) and Wien (NY) and (iii) specify the authorized stock of Wien (NJ) following the reincorporation.

     The Company had nominal operations immediately before and after the Acquisition. OldMM2 was a corporation formed on December 8, 2004. Other than the Acquisition, no significant business activity has been conducted by OldMM2 from the date of its creation to the date of the consummation of the Acquisition. The primary activity of OldMM2 involved seeking merger or acquisition candidates with whom it could either merge or acquire.

     On September 21, 2006, the Company completed the acquisition of Genotec Nutritionals, Inc., a distributor and marketer of nutritional supplements and vitamins. The Company intends to develop businesses in the nutraceutical market via internal growth and product development, and by acquisition of other companies that operate in that market. The Company does retain the right and flexibility, however, to complete acquisition or merger transactions in other markets or industries.

OUR BUSINESS

     We are involved in the acquisition and build-out of dietary supplement and nutraceutical companies. On September 21, 2006, we completed the acquisition of Genotec Nutritionals, Inc., which became a wholly owned subsidiary of the

Company. We intend to develop businesses in the nutraceutical markets through internal growth and product development, or by acquisition of other companies that operate in that market. However, we retain the right and flexibility to identify acquisition or merger candidates in other markets or industries.

     We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. We will encounter various risks in implementing and executing our business strategy. We can provide no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business.

     MM2 Group, Inc. is a New Jersey corporation. Our principal offices and facilities are located at 5 Regent Street, Suite 520, Livingston, NJ 07039 and our telephone number is (732) 290-0019. Our web site address is www.mm2group.net. The information contained on our web site is not part of this prospectus.

GOING CONCERN

     We have received a going concern opinion from our independent registered public accounting firm for the years ended June 30, 2006 and 2005. We have incurred substantial accumulated deficits and operating losses. These issues raise substantial doubt about our ability to continue as a going concern. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and on our ability to continue as a going concern.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at Room 1580, Headquarters Office, 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains an Internet website at WWW.SEC.GOV that contains reports, proxies and other information regarding registrants that file electronically with the SEC, and certain of the registrant's filings are available at that website. Please call 1-800-SEC-0330 for further information on the Public Reference Room.

     This prospectus is part of a registration statement that we filed with the SEC. Some parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the shares of common stock to be issued under this registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's web site.


                                  RISK FACTORS

     You should carefully consider each of the following risk factors and all of the other information in this prospectus. The following risks relate principally to our business and the offering described in the prospectus. If any of the following risks and uncertainties develop into actual events, the business, financial condition or results of our operations could be materially adversely affected. If that happens, the trading price of our shares of Class A Common Stock could decline significantly. The risk factors below contain forward-looking statements regarding the offering and our business. Actual results could differ materially from those set forth in the forward-looking statements. See Cautionary Statement Regarding Forward-Looking Statements below.

RISKS RELATED TO OUR OPERATIONS

WE WILL FACE MANY OF THE DIFFICULTIES THAT COMPANIES IN THE EARLY STAGE MAY
FACE.

     As a result of our limited operating history, it may be difficult for you to assess management's ability to identify additional merger or acquisition candidates and our growth and earnings potential. Therefore, we may face many of the difficulties that companies in the early stages of their development in new and evolving markets often face as they are described below. We may continue to face these difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

OUR HISTORICAL INFORMATION HAS LIMITED RELEVANCE TO OUR FUTURE RESULTS OF OPERATIONS.

     The historical financial information we have included in this report does not reflect what our results of operations, financial position and cash flows will be in the future. This is because our predecessor company, Wien Group, Inc., operated in the past with different goals and objectives from the objectives of the new management team.

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS THAT DESCRIBES THE UNCERTAINTY REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     We have received a report from our independent auditors for the fiscal year ended June 30, 2006 containing an explanatory paragraph that describes the uncertainty regarding our ability to continue as a going concern because we have incurred substantial accumulated deficits and operating losses. These issues lead to substantial doubt about our ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon our continued operations, which in turn, is dependent upon our ability to raise capital and/or generate positive cash flow from operations.

     Our financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our financial statements as a result of the going concern qualification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we may have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

     There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on us, our business and operations and result in charges that would be material to our business and results of operations.

OUR FUTURE REVENUE AND OPERATING RESULTS ARE UNPREDICTABLE AND MAY FLUCTUATE, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

     Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

     a) the success of identifying and completing additional mergers and acquisitions, particularly in light of our limited history;

     b) the introduction of competitive products by different or new competitors;

     c)   reduced demand for any given product;

     d)   difficulty in keeping current with changing technologies;

     e) unexpected delays in introducing new products, new product features and services;

     f) increased or uneven expenses, whether related to sales and marketing, product development or administration;

     g) deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects; and

     h)   costs related to possible acquisitions of technology or businesses.

     Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

THERE ARE NO CONCLUSIVE STUDIES REGARDING THE MEDICAL BENEFITS OF NUTRITIONAL SUPPLEMENTS

     Many of the ingredients in our current products, and we anticipate in our future products, will be vitamins, minerals, herbs and other substances for which there is not a long history of human consumption. Although we believe all of our products to be safe when taken as directed by us, there is little experience with human consumption of certain of these product ingredients in concentrated form. In addition, we are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies, we could be adversely affected in the event any of our products or any similar products distributed by other companies should prove or be asserted to be harmful to consumers. In addition, because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from consumers' failure to consume our products as we suggest or other misuse or abuse of our products or any similar products distributed by other companies could have a material adverse effect on the results of our operations and financial condition.

THE MANUFACTURE AND DISTRIBUTION OF VITAMINS AND OTHER NUTRITIONAL SUPPLEMENTS COULD RESULT IN PRODUCT LIABILITY CLAIMS

     We, like any other retailer, distributor and manufacturer of products that are designed to be ingested, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. Such claims may include, among others, that our products contain contaminants or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. We do not anticipate obtaining contractual indemnification from parties supplying raw materials or marketing our products. In any event, any such indemnification if obtained will be limited by our terms and, as a practical matter, to the creditworthiness of the indemnifying party. In the event that we do not have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on our operations and financial conditions.

POTENTIAL EFFECT OF ADVERSE PUBLICITY

     We believe the growth experienced by the nutritional supplement market is based in part on national media attention regarding scientific research suggesting potential health benefits from regular consumption of certain vitamins and other nutritional products. Such research has been described in major medical journals, magazines, newspapers and television programs. The scientific research to date is preliminary.

     In the future, scientific research and/or publicity may not be favorable to the nutritional supplement market or any particular product, or may be inconsistent with earlier favorable research or publicity. Future reports of research that are perceived as less favorable or that question such earlier research could have a material adverse effect on our operations and financial condition. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse effect on our operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products as directed. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products. Any such occurrence could have a negative effect on our operations.

ANY FUTURE ACQUISITIONS WILL HAVE TO DEVELOP NEW PRODUCTS IN ORDER TO KEEP PACE

     The dietary supplement industry is highly competitive and characterized by changing consumer preferences and continuous introduction of new products. Our goal is to expand our portfolio of dietary supplement products through acquisition of existing companies and/or products serving niche segments of the industry. New products must be introduced in a timely and regular basis to maintain distributor and consumer interest and appeal to varying consumer preferences.

     We believe that any future success of our company will depend, in part, on our ability to anticipate changes in consumer preferences and acquire, manage, develop and introduce, in a timely manner, new products that adequately address such changes. If we are unable to develop and introduce new products or if our new products are not successful, our sales may be adversely affected as customers seek competitive products. In addition, our introduction or our announcement of new products could result in a reduction in sales of our existing products, requiring us to carefully manage product introductions in order to minimize disruption in sales of our existing products. Any reduction in purchases or consumption of our existing products could have a material adverse effect on our business, operating results and financial condition.

COMPETITION

     The business of developing, manufacturing and selling dietary and nutritional supplements is highly competitive. Certain of the Company's competitors are larger than the Company, have resources greater than those of the Company and are more vertically integrated.

AVAILABILITY OF RAW MATERIALS

     Substantially all of the Company's products contain ingredients and raw materials that are harvested by and obtained from third-party suppliers, and many of the ingredients are harvested internationally and/ or on a seasonal basis. Although the Company currently utilizes several suppliers for these ingredients and such ingredients are generally available from numerous sources, an unexpected interruption of supply, such as a harvest failure or poor weather conditions, could have a material adverse effect on the Company's results of operations and financial condition.

PRODUCT LIABILITY

     The Company, like other manufacturers of products that are ingested, faces the risk of exposure to product liability claims in the event that the use of its products results in injury. There can be no assurance that the Company will not be held liable for damages under any lawsuit or whether lawsuits will be filed against the Company as a result of products manufactured by the Company. Although the Company has never been a party to a product liability claim which had a material adverse effect on the Company's results of operations or financial condition, there can be no assurance that additional claims in the future will not have such a material adverse effect. The Company maintains product liability insurance. There can be no assurance that such insurance will continue to be available at a reasonable cost or, if available, will be adequate to cover future liabilities, if any.

ENVIRONMENTAL LIABILITIES AND REGULATIONS

     The Company's operations may be subject to extensive federal, state and local environmental laws and regulations, including those relating to the discharge and disposal of hazardous substances and the remediation of environmental contamination. The Company believes that it is in material compliance with such laws and is not subject to any material liabilities under environmental law. Although the Company has never been party to an administrative or judicial proceeding relating to environmental matters that had a material adverse effect on its results of operations or financial condition, there can be no assurance as to whether the Company will be subject to environmental claims in the future. In addition, the Company cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what unknown environmental conditions may be found to exist on its properties. Compliance with more stringent laws or regulations could require additional expenditures by the Company.

GOVERNMENT REGULATIONS; ADVERSE PUBLICITY

     The manufacturing, processing, formulating, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the U.S. Food and Drug Administration (the "FDA"), the Federal Trade Commission (the "FTC") and the Environmental Protection Agency (the "EPA"). The Company's activities are also regulated by various agencies of the states, localities and foreign countries to which the Company's products are distributed and in which the Company's products are sold.

     The composition and labeling of dietary supplements, which comprise a substantial portion of the Company's products, are most actively regulated by the FDA under the provisions of the Federal Food, Drug, and Cosmetic Act (the "FFDC"). The FFDC has been revised in recent years by the Nutrition Labeling and Education Act of 1990 (the "NLEA") and the Dietary Supplement Health and Education Act of 1994 (the "DSHEA"). In the judgment of the Company these regulatory changes are generally favorable to the dietary supplement industry.

     The FDA recently finalized regulations implementing certain labeling provisions of the DSHEA. In addition, further labeling requirements may be proposed by the FDA in response to a report issued in November 1997 by the presidentially-appointed Commission on Dietary Supplement Labels. The Company cannot determine what effect such regulations, if promulgated, will have on its business in the future.

OUR INTELLECTUAL PROPERTY IS DIFFICULT TO PROTECT.

     We rely on a combination of trade secrets, contracts, and patent, copyright and trademark law protection to establish and protect the intellectual property rights that are so critical to our success. We cannot guarantee, however, that we will be able to protect our technology adequately or that competitors will not be able to develop similar technology independently. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. Litigation in the United States or abroad may be necessary to enforce our patent or other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Such litigation, even if successful, could result in substantial costs to us and diversion of our resources. This in turn could have a material adverse effect on our results of operations and financial condition. Additionally, if any claims are asserted against us, we may seek to obtain a license under the third party's intellectual property rights. Based on these facts, we are not in a position to know however whether a license would be available on terms acceptable or favorable to us, if at all.

WE MAY IN THE FUTURE SELL ADDITIONAL UNREGISTERED CONVERTIBLE SECURITIES, POSSIBLY WITHOUT LIMITATIONS ON THE NUMBER OF SHARES OF COMMON STOCK THE SECURITIES ARE CONVERTIBLE INTO, WHICH COULD DILUTE THE VALUE OF THE HOLDINGS OF CURRENT STOCKHOLDERS AND HAVE OTHER DETRIMENTAL EFFECTS ON YOUR HOLDINGS.

     We have relied on the private placement of secured convertible debentures to obtain working capital and may continue to do so in the future. As of this date, we have outstanding $1,905,308 of 10% convertible debentures owing to Cornell. The debentures provide that principal and interest due on the note can be converted into shares of our Class A Common Stock. In the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

     In order to obtain working capital in the future, we intend to issue additional equity securities and convertible obligations.

     In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock,

     o the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,

     o such increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock, and

     o the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company.

     In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

     Our existing convertible obligations are convertible pursuant to the formula provided in the Amended and Restated Secured Convertible Debenture. Cornell shall be entitled to convert in whole or in part, at any time and from time to time, any amount of principal and accrued interest at a price equal to 90% of the lowest closing bid price of the Common Stock during the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP. As a result, we could issue shares of our Class A Common Stock for at least a 10% discount to current market prices during any 30 trading day period.

     If the market price of our Class A Common Stock decreases and we have a conversion of our convertible obligations, we may have to issue an increased number of shares to the holders of our convertible obligations. Any sale of convertible obligations may result in a very large conversion at one time. Pursuant to the terms of the Amended and Restated Secured Convertible Debenture with Cornell, a holder of the debenture may not convert its Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the holder of the debenture beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

IF WE LOSE THE SERVICES OF ANY KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER OR OUR DIRECTORS, OUR BUSINESS MAY SUFFER.

     We are dependent on our key officers and directors, including Jerome R. Mahoney, our Non-executive Chairman of the Board and Mark Meller, our President, Chief Executive Officer and Chief Financial Officer.

     We are also dependent on George Kontonotas and Dr. Joseph Freedman, President and Vice-President, respectively, of Genotec Nutritionals, Inc. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement.

OUR FUTURE BUSINESS ACQUISITIONS MAY BE UNPREDICTABLE AND MAY CAUSE OUR BUSINESS TO SUFFER.

     We will seek to expand our operations through the acquisition of additional dietary supplement and nutraceutical businesses. We may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on our operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on our financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. Our inability to implement and manage our expansion strategy successfully may have a material adverse effect on our business and future prospects. Furthermore, through the acquisition of additional dietary supplement and nutraceutical businesses, we may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth.

MEMBERS OF OUR BOARD OF DIRECTORS AND MANAGEMENT MAY HAVE CONFLICTS OF INTEREST; WE DO NOT HAVE ANY FORMAL PROCEDURE FOR RESOLVING CONFLICTS IN THE FUTURE.

     After the reverse merger with OldMM2, Mr. Mahoney, a member of the board of directors, and Mr. Meller, President and Chief Executive Officer, each owned 47% of the outstanding shares of our Class A Common shares and each has the right to convert 5,000,000 shares of Class B Common Stock which are convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by 50% of the lowest price that we had ever issued its Class A Common Stock. In addition, Mr. Mahoney and Mr. Meller have the right to convert the amount of all accrued and unpaid deferred compensation into shares of Class A Common and/or Class B Common Stock for each dollar of accrued and unpaid deferred compensation. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney and Mr. Meller upon the conversion of this indebtedness. In addition, we anticipate that Mr. Mahoney and Mr. Meller, the non-executive Chairman of the Board and President and Chief Executive Officer of the Company, respectively, will also continue to serve in their current management positions of other companies. Mr. Mahoney is Chairman and Chief Executive Officer of iVoice, Inc. ("iVoice"). He is also the Non-Executive Chairman of Trey Resources, Inc. ("Trey") and SpeechSwitch, Inc. ("SpeechSwitch"), and is President and Chief Executive Officer of iVoice Technologies, Inc. ("iVoice Tech"). Mr. Meller is Chief Executive Officer of Trey. These relationships could create, or appear to create, potential conflicts of interest when our directors and management are faced with decisions that could have different implications for the Company, iVoice, Trey, SpeechSwitch, and iVoice Tech. For example, Mr. Mahoney and/or Mr. Meller may experience conflicts of interest with respect to the allocation of their time, services and functions among the companies named above, the Company and any other projects. Other examples could include potential business acquisitions that would be suitable for the Company, iVoice, Trey, SpeechSwitch, or iVoice Tech, or activities undertaken by iVoice, Trey, SpeechSwitch, or iVoice Tech in the future that could be in direct competition with the Company. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of the Company. Furthermore, we do not have any formal procedure for resolving such conflicts of interest should they arise.

OUR STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE BUSINESSES.

     In July 2006 and as subsequently amended in January 2007, we entered into a Securities Purchase Agreement with Cornell to purchase $2.5 million of convertible debentures from the Company. If working capital or future acquisitions are financed through the issuance of equity securities, our stockholders would experience significant dilution. In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on our shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our Class A Common Stock.

     If we cannot satisfy the registration requirements of the Securities Purchase Agreement with Cornell and they do not purchase the balance of the convertible debentures, then we will not have sufficient capital resources to conduct our business on a long-term basis, which would have a material adverse effect on us and our financial condition. Management believes that its going-forward expenses over the next 12 months will be approximately $1,250,000 and, assuming that we have no revenues, we expect to have aggregate liabilities of approximately $5,250,000, which includes salaries for officers, employees and professionals over the next 12 months. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services. Management believes that the deficiency between our expenses and net revenues will be more than covered by the cash available from the proceeds of the Securities Purchase Agreement. If there are additional deficiencies that are in excess of the proceeds of the Securities Purchase Agreement, and we are unable to obtain funds from an equity line of credit, management believes that we can limit our operations, defer payments to management and maintain our business at nominal levels until we can identify alternative sources of capital.

WE FACE AGGRESSIVE COMPETITION IN MANY AREAS OF BUSINESS, AND THE BUSINESS WILL BE HARMED IF WE FAIL TO COMPETE EFFECTIVELY.

     We encounter aggressive competition from numerous competitors in many areas of business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS WHEN NEEDED.

     We are dependent on external financing to fund our operations. Our financing needs are expected to be provided through the sale of convertible debentures to Cornell in connection with the Securities Purchase Agreement.

     Cornell will be obligated to purchase secured convertible debentures only upon the satisfaction of certain conditions being met by us, including having the resale registration statement relating to such Class A Common Stock declared effective. If we cannot satisfy the requirements for Cornell to purchase the secured convertible debentures, we will not have sufficient capital resources to operate our business, and we have no current plans to obtain other financing. If we obtain the funding from the sale of the secured convertible debentures, we cannot assure you that we will be able to access such financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

OUR OBLIGATIONS UNDER THE SECURITIES PURCHASE AGREEMENT ARE SECURED BY SUBSTANTIALLY ALL OF OUR ASSETS.

     Our obligations under the securities purchase agreement to Cornell are secured by substantially all of our assets. As a result, if we default under the terms of the Securities Purchase Agreement, Cornell could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

JEROME MAHONEY, THE NON-EXECUTIVE CHAIRMAN OF THE BOARD, AND MARK MELLER, THE CHIEF EXECUTIVE OFFICER, MAY EACH HAVE, BOTH INDIVIDUALLY AND/OR JOINTLY, CONTROL OVER THE MANAGEMENT AND DIRECTION OF THE COMPANY.

     Mr. Mahoney and Mr. Meller each beneficially own 89.06% of the Company's Class A Common Stock and 50% of the Company's Class B Common Stock, and will, upon the successful completion of the registration of our stock, further have the right to convert $342,222 of indebtedness each into 342,222 shares of our Class B Common Stock, which Class B Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 50% discount of the lowest price at which we had ever issued our Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney or Mr. Meller upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney or Mr. Meller converts his indebtedness into 342,222 shares of Class B Common Stock, they will each have voting rights equal to 34,222,200 shares of Class A Common Stock and which will strengthen their control over the management and direction of the Company, including the election of directors, election of officers by the board of directors and approval of actions requiring the approval of stockholders.

THE COMPANY'S MANAGEMENT TEAM IS NEW AND ITS WORKING RELATIONSHIPS ARE UNTESTED.

     We have only recently assembled our management team as part of the reverse merger and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the reverse merger. As a result, we may be unable to effectively develop and execute our merger or acquisition strategy and the Company, as a business, may fail.

RISKS RELATED TO OUR OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT THE PRICE OF OUR CLASS A COMMON STOCK AND OUR ABILITY TO RAISE FUNDS IN NEW OFFERINGS OF OUR EQUITY SECURITIES.

     Sales of shares of our Class A Common Stock in the public market following this offering could lower the market price of our shares. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Upon issuance of the maximum number of shares being registered under this registration statement, there may be an additional 15 million shares of Class A Common Stock outstanding. All of these shares of Class A Common Stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE CORNELL DEBENTURES.

     The sale of shares of our Class A Common Stock pursuant to the terms of the Cornell Debentures will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of Class A Common Stock under the Cornell Debentures as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

CORNELL WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THE CORNELL DEBENTURES.

     The Class A Common Stock to be issued upon conversion of the Cornell Debentures will be issued at a 10% discount to the lowest closing bid price of our Class A Common Stock during the 30 trading days immediately preceding the conversion date. These discounted sales could cause the price of our Class A Common Stock to decline. Further, because Cornell will acquire our Class A Common Stock under the Cornell Debentures at a discount to the then current market price, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

THE SHARES ISSUABLE UNDER THE PLAN AND/OR THE GENOTEC PLAN MAY BE SOLD IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

     The shares issuable under the Plan and/or the Genotec Plan may be sold in the public market. That means that up to 15,000,000 shares of Class A Common Stock may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THE CORNELL DEBENTURES AND/OR ISSUABLE UNDER THE PLAN AND/OR THE GENOTEC PLAN COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE.

     The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock issued upon conversion of the Cornell Debentures and/or issuable under the Plan or the Genotec Plan could encourage short sales by third parties. Such an event could place further downward pressure on the price of our Class A Common Stock.

OUR CLASS A COMMON STOCK IS THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A MORE ACTIVE TRADING MARKET WILL DEVELOP.

     Our Class A Common Stock is thinly traded compared to larger more widely known companies. Thinly traded Class A Common Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING.

     The price in this offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO ACCESS EXTERNAL FUNDING WHEN
NEEDED.

     We currently depend on external financing to fund our operations, and we have no current plans to obtain other financing. We cannot assure you that we will be able to obtain such financing on favorable terms, in sufficient amounts, or at all, when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, and our business, financial condition and results of operations.

RISKS RELATED TO OUR SECURITIES

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

     We intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future dividends will depend on our earnings, if any, and our financial requirements.

THE PRICE OF OUR STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY.

     There has been a limited public market for our Class A Common Stock and there can be no assurance that an active trading market for our stock will continue. An absence of an active trading market could adversely affect our stockholders' ability to sell our Class A Common Stock in short time periods, or possibly at all. Our Class A Common Stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Class A Common Stock to fluctuate substantially.

OUR CLASS A COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

     Our Class A Common Stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. These requirements may reduce the potential market for our Class A Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A Common Stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     With a price of less than $5.00 per share;

     That are not traded on a "recognized" national exchange;

     Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

     In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

FUTURE SALES OF OUR CLASS A COMMON STOCK COULD CAUSE OUR STOCK PRICE TO DECLINE.

     The sale of a large number of our shares, or the perception that such a sale may occur, could lower our stock price. Such sales could make it more difficult for us to sell equity securities in the future at a time and price that we consider appropriate. As of March 31, 2007, approximately 135,595,912 shares of our Class A Common Stock could be considered "restricted securities" and saleable only upon registration under the Securities Act of 1933, as amended (the "Securities Act"), upon compliance with Rule 144 of the Securities Act, or pursuant to another exemption from registration.

ISSUANCE OF OUR RESERVED SHARES OF CLASS A COMMON STOCK MAY SIGNIFICANTLY DILUTE THE EQUITY INTEREST OF EXISTING STOCKHOLDERS.

     We have reserved for issuance shares of our Class A Common Stock upon exercise or conversion of stock options, warrants, or other convertible securities that are presently outstanding. Issuance of these shares will have the effect of diluting the equity interests of our existing stockholders and could have an adverse effect on the market price for our Class A Common Stock. As of the date of this filing, we had all of our remaining 304,272,477 authorized shares available for future issuance, of which approximately 50,750,000 are reserved.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     The prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," or "may," or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. You should read these factors, including the information under "Risk Factors" beginning on page 6, and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. We do not undertake any obligation to update forward-looking statements made by us.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling shareholders. There will be no proceeds to us from the sale of shares of Class A Common Stock in this offering. Except for the Cornell Debentures and working capital from operations, we have no other significant sources of working capital or cash commitments. We cannot assure you that we will raise sufficient funds from these financing arrangements, or that we will produce sufficient revenues from product sales to sustain our operations or, that a market will develop for our Class A Common Stock upon which a significant amount of our financing is dependant. To date, we have incurred substantial losses, and may from time to time require financing for working capital to meet our operating needs and obligations. While we have recently raised sufficient working capital to fund our operations for what we believe should be sufficient for the next 24 months, we will subsequently need to raise additional capital to fund our future operations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information regarding the beneficial ownership of our voting securities as of the date of this filing of (i) each person known to us to beneficially own more than 5% of the applicable class of voting securities, (ii) our directors, (iii) and each named executive officer and (iv) all directors and executive officers as a group. As of the date of this filing there were a total of 145,727,523shares of Class A common stock outstanding and 10,000,000 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote and each share is Class B common stock is entitled to 100 votes on matters on which holders of common stock are eligible to vote.

     The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this filing, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

                            OWNERSHIP OF COMMON STOCK

                                                                                Common Stock
                                                                             Beneficially Owned
                                                                        -----------------------------
Name/Address                                Title of Class                 Number           Percent
---------------------------------           --------------------        ------------     ------------
Jerome R. Mahoney (Chairman)                Class A Common Stock         717,185,747 (1)       89.06%
c/o MM2 Group, Inc.                         Class B Common Stock           5,000,000            50.0%
5 Regent Street, Suite 520
Livingston, New Jersey  07039

Mark Meller (President)                     Class A Common Stock         717,185,747 (1)       89.06%
c/o MM2 Group, Inc.                         Class B Common Stock           5,000,000            50.0%
5 Regent Street, Suite 520
Livingston, New Jersey  07039

Cornell Capital Partners, LP                Class A Common Stock         103,298,850 (2)        42.9%
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07302

Director and executive officer as a group   Class A Common Stock       1,434,371,494            97.9%
                                            Class B Common Stock          10,000,000           100.0%

----------------------
(1) Includes a) 42,249,630 shares of our Class A common stock issuable upon conversion of $342,222 due to related party accounts for each Mr. Mahoney and Mr. Meller, (b) 617,283,951 shares of our Class A common stock issuable upon conversion of 5,000,000 shares of our Class B common stock owned by each Mr. Mahoney and Mr. Meller and (c) 57,652,166 shares of our Class A common stock owned by each Mr. Mahoney and Mr. Meller. Mr. Mahoney has agreed to accept payment or partial payment, from time to time, in the form of the Company's Class A Common Stock and/or the Company's Class B Company Stock, at such time as the Board of Directors determines to issue such shares in satisfaction of these accrued liabilities. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that the Company had ever issued its Class A Common Stock.
(2) Includes a) 74,462,430 shares of our Class A common stock issuable upon conversion of $2,010,486 of Cornell Convertible Debentures, b) 8,086,420 shares of our Class A common stock owned by Cornell and c) 20,750,000 shares of our Class A common stock issuable upon conversion of the Cornell Warrants.

                            SELLING SECURITY HOLDERS

     The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders. All of the shares being offered under this prospectus will be issued under the MM2 Group, Inc. 2007 Stock Incentive Plan.

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

     The following table sets forth, information with respect to those individuals that are anticipated to be selling shareholders of Class A Common Stock shares under this registration statement.

     NAME                  TITLE OF CLASS             SHARES OFFERED FOR RESALE
     --------------------- -------------------------- --------------------------
     Lawrence A. Muenz     Class A Common Stock       10,000,000 (1)
     --------------------- -------------------------- --------------------------
     George Kontonotas     Class A Common Stock        2,616,000 (2)
     --------------------- -------------------------- --------------------------
     Joseph Freedman       Class A Common Stock        1,496,000 (2)
     --------------------- -------------------------- --------------------------
     Susan Blancato        Class A Common Stock        888,000 (2)
     --------------------- -------------------------- --------------------------

     (1) Represents Class A Common Stock shares that may be granted from time to time under the MM2 Group, Inc. 2007 Stock Incentive Plan to repay a portion of legal fees and/or expenses payable to Meritz & Muenz LLP.
     (2) Represents Class A Common Stock shares that may be granted from time to time under the Genotec Nutritionals, Inc. 2007 Stock Incentive Plan as a bonus and/or additional compensation.

                              PLAN OF DISTRIBUTION

     The selling security holders and any of their respective donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. Each selling security holder may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and re-sales by the broker-dealer for its own account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;
     o    transactions to cover short sales;
     o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;
     o    a combination of any of these methods of sale; or
     o    any other method permitted by applicable law

     The sale price to the public may be:

     o    the market price prevailing at the time of sale;
     o    a price related to the prevailing market price;
     o    at negotiated prices; or
     o such other price as the selling security holder determines from time to time.

     Each selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

     Each selling security holder may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of MM2 Group or derivatives of MM2 Group securities and may sell or deliver shares in connection with these trades. Each selling security holder may pledge his shares to his brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by a selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Neither selling security holder has indicated to us that he expects these commissions and discounts to exceed what is customary in the types of transactions involved.

     A selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the re-sale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     A selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, neither selling security holder has entered into any agreement with a prospective underwriter, nor is there any assurance as to whether any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     Each selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, a selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to pay all fees and expenses incident to the registration of the shares.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The New Jersey Business Corporation Act provides that a New Jersey corporation is required to indemnify a director or officer against his or her expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding against such director or officer by reason of his or her being or having been such director or officer. A New Jersey corporation also has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or in the case of a proceeding by or in the right of the corporation, upon an appropriate determination by a court); and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made to or on behalf of a director or officer if a judgment or final adjudication adverse to the director or officer establishes that his or her omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     Additionally, as permitted by the General Corporation Law of the State of New Jersey, Article VIII of the Company's Certificate of Incorporation provides that no director of the Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that this provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock or
(iv) any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     EXPERTS

     Bagell, Josephs, Levine and Company, LLC has audited our consolidated financial statements as of June 30, 2006 and 2005, and for each of the years in the two-year period ended June 30, 2006, as set forth in its report, which appears herein.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered under this prospectus will be passed upon by Meritz & Muenz LLP, Washington, D.C.


                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Fidelity Transfer Company. Its telephone number is 801-466-7208.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document, which is filed as an exhibit to the registration statement.

     You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at Room 1580, Headquarters Office, 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains an Internet website at WWW.SEC.GOV that contains reports, proxies and other information regarding registrants that file electronically with the SEC, and certain of the registrant's filings are available at that website. Please call 1-800-SEC-0330 for further information on the Public Reference Room. Our web site address is http://www.mm2group.com.

     All trademarks or trade names referred to in this prospectus are the property of their respective owners.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

     (a) Our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, filed with the Securities and Exchange Commission.

     (b)  Our Current Report on Form 8-K dated July 20, 2006 and February 21,
          2007.

     (c)  Our Quarterly Report on Form 10-QSB for the period ended March 31,
          2007.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  MM2 Group, Inc.
                  5 Regent Street, Suite 520,
                  Livingston, NJ 07039
                  (732) 290-0019

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

     (d) Our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, filed with the Securities and Exchange Commission.

     (e)  Our Current Report on Form 8-K dated July 20, 2006 and February 21,
          2007.

     (f)  Our Quarterly Report on Form 10-QSB for the period ended March 31,
          2007.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Lawrence A. Muenz, a partner of Meritz & Muenz LLP, counsel to the Company, may receive compensation for legal services provided to the Company by his firm in the form of Class A Common Stock granted under the MM2 Group, Inc. 2007 Stock Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The New Jersey Business Corporation Act provides that a New Jersey corporation is required to indemnify a director or officer against his or her expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding against such director or officer by reason of his or her being or having been such director or officer. A New Jersey corporation also has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or in the case of a proceeding by or in the right of the corporation, upon an appropriate determination by a court); and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made to or on behalf of a director or officer if a judgment or final adjudication adverse to the director or officer establishes that his or her omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     Additionally, as permitted by the General Corporation Law of the State of New Jersey, Article VIII of the Company's Certificate of Incorporation provides that no director of the Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that this provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock or
(iv) any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

        4.1    MM2 Group, Inc. 2007 Stock Incentive Plan.
        4.2    Genotec Nutritionals, Inc. 2007 Stock Incentive Plan

        5.1.   Legal Opinion of Meritz & Muenz LLP.

        23.    Consent of Experts and Counsel
               23.1   Consent of Bagell, Josephs, Levine & Company, L.C.C.
               23.2   Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)


ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on July 18, 2007.


                           MM2 GROUP, INC.


By:                        /s/ Mark Meller
                           Mark Meller, President,
                           Chief Executive Officer and
                           Principal Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Mark Meller                                        Date:    July 18, 2007
----------------------------
Mark Meller
Chief Executive Officer and
Principal Financial Officer
Director

/s/ Jerome Mahoney                                     Date:    July 18, 2007
----------------------------
Jerome Mahoney
Director


                    MM2 GROUP, INC. 2007 STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Board of Directors of the Registrant who administers the MM2 Group, Inc. 2007 Stock Incentive Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on July 18, 2007.

By:                        /s/ Mark Meller
                           Mark Meller, President,
                           Chief Executive Officer and
                           Principal Financial Officer


              GENOTEC NUTRITIONALS, INC. 2007 STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Board of Directors of the Registrant who administers the MM2 Genotec Nutritionals, Inc. 2007 Stock Incentive Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on July 18, 2007.

By:                        /s/ Mark Meller
                           Mark Meller, President,
                           Chief Executive Officer and
                           Principal Financial Officer

                                INDEX OF EXHIBITS




4.1      MM2 Group, Inc. 2007 Stock Incentive Plan.
4.2      Genotec Nutritionals, Inc. 2007 Stock Incentive Plan

5.1.     Legal Opinion of Meritz & Muenz LLP

23.      Consent of Experts and Counsel
         23.1     Consent of Bagell, Josephs, Levine & Company, L.C.C.
         23.2     Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)